Exhibit 5.1

[Jonathan Ram Dariyanani, Attorney At Law Letterhead]


May 30, 2001

E-City Software, Inc.
1201 1st Ave So., #330
Seattle, WA 98134


Gentlemen:

        We have acted as counsel to E-City Software, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of 1,874,330 shares of the Company's common stock, $0.0001 par value per share (the "Common Stock"). This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the 1933 Act in connection with the Registration Statement on Form SB-2, Registration Number 333-46424, including all pre-effective and post-effective amendments thereto (the "Registration Statement") for the resale of the Common Stock, filed with the Securities and Exchange (the "Commission") under the 1933 Act.

        In rendering the opinions set forth herein, we have relied only upon the Registration Statement and the proceedings of the Board of Directors of the Company relating to the issuance of the Common Stock. We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents or to verify the adequacy or accuracy of same. In rendering this opinion, we have assumed the genuineness of all signatures on original documents, the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity with originals documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that all of the shares of Common Stock currently outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Interest of Named Experts and Counsel" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Jonathan Ram Dariyanani, Esq.